Exhibit 23.2

November 13, 2013

Citigroup Inc.

399 Park Avenue

New York, New York 10022

Ladies and Gentlemen:

Citigroup Inc., a Delaware corporation (the “Company”), has filed with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-3 (File No. 333-192302) for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), among other securities, debt securities of the Company. Such securities include, among other securities, (i) the Company’s Medium-Term Senior Notes, Series G (the “Series G Securities”), to be issued from time to time pursuant to the senior debt indenture dated as of November 13, 2013 (as supplemented from time to time) between the Company and The Bank of New York Mellon, as trustee; (ii) the Company’s Medium-Term Senior Notes, Series H (the “Series H Securities”) to be issued from time to time pursuant to the senior debt indenture dated as of March 15, 1987 (as supplemented from time to time) between the Company (as successor to Primerica Corporation) and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee; and (iii) the Company’s Medium-Term Senior Notes, Series D (the “Series D Securities”) to be issued from time to time pursuant to the senior debt indenture dated as of June 1, 2005 (as supplemented from time to time) among Citigroup Funding Inc., the Company and The Bank of New York Mellon, as successor trustee to JPMorgan Chase Bank, N.A.

If a pricing supplement relating to the offer and sale of any particular Series G Security or Series H Security is prepared and filed by the Company with the Commission on this date or a future date and the pricing supplement contains a reference to me and my opinion substantially in the form set forth below, I consent to the reference to me and my opinion in substantially such form:

“In the opinion of Michael J. Tarpley, Associate General Counsel — Capital Markets of Citigroup Inc., (i) the terms of the securities offered by this pricing supplement have been duly established under the indenture and the Board of Directors (or a duly authorized committee thereof) of Citigroup Inc. has duly authorized the issuance and sale of such securities and such authorization has not been modified or rescinded; (ii) Citigroup Inc. is validly existing and in good standing under the laws of the State of Delaware; (iii) the indenture has been duly authorized, executed and delivered by Citigroup Inc.; and (iv) the execution and delivery of such indenture and of the securities offered by this pricing supplement by Citigroup Inc., and the performance by Citigroup Inc. of its obligations thereunder, are within its corporate powers and do not contravene its certificate of incorporation or bylaws or other constitutive documents. This opinion is given as of the date of this pricing supplement and is limited to the General Corporation Law of the State of Delaware.

Michael J. Tarpley, or other internal attorneys with whom he has consulted, has examined and is familiar with originals, or copies certified or otherwise identified to his satisfaction, of such corporate records of Citigroup Inc., certificates or documents as he has deemed appropriate as a basis for the opinions expressed above. In such examination, he or such persons has assumed the legal capacity of all natural persons, the genuineness of all signatures (other than those of officers of Citigroup Inc.), the authenticity of all documents submitted to him or such persons as originals, the conformity to original documents of all documents submitted to him or such persons as certified or photostatic copies and the authenticity of the originals of such copies.”

If a pricing supplement relating to the offer and sale of any particular Series D Security is prepared and filed by the Company with the Commission on this date or a future date and the pricing supplement contains a reference to me and my opinion substantially in the form set forth below, I consent to the reference to me and my opinion in substantially such form:

“In the opinion of Michael J. Tarpley, Associate General Counsel — Capital Markets of Citigroup Inc., (i) the terms of the securities offered by this pricing supplement have been duly established under the indenture and the Board of Directors (or a duly authorized committee thereof) of Citigroup Inc. has duly authorized the issuance and sale of such securities and such authorization has not been modified or rescinded; (ii) Citigroup Inc. is validly existing and in good standing under the laws of the State of Delaware; (iii) the indenture dated as of June 1, 2005, among Citigroup Funding Inc., Citigroup Inc. and The Bank of New York Mellon, as successor trustee to JPMorgan Chase Bank, N.A., and the second supplemental indenture thereto, dated as of December 20, 2012, have each been duly authorized, executed, and delivered by Citigroup Funding Inc. and Citigroup Inc.; and (iv) the execution and delivery of such indenture and such second supplemental indenture and of the securities offered by this pricing supplement by Citigroup Inc., and the performance by Citigroup Inc. of its obligations thereunder, are within its corporate powers and do not contravene its certificate of incorporation or bylaws or other constitutive documents. This opinion is given as of the date of this pricing supplement and is limited to the General Corporation Law of the State of Delaware.

Michael J. Tarpley, or other internal attorneys with whom he has consulted, has examined and is familiar with originals, or copies certified or otherwise identified to his satisfaction, of such corporate records of Citigroup Funding Inc. and Citigroup Inc., certificates or documents as he has deemed appropriate as a basis for the opinions expressed above. In such examination, he or such persons has assumed the legal capacity of all natural persons, the genuineness of all signatures (other than those of officers of Citigroup Funding Inc. or Citigroup Inc.), the authenticity of all documents submitted to him or such persons as originals, the conformity to original documents of all documents submitted to him or such persons as certified or photostatic copies and the authenticity of the originals of such copies.”

In giving this consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Michael J. Tarpley

      Associate General Counsel — Capital Markets